UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 4, 2016

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The following information is furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 4, 2016, the Partnership issued a press release announcing that it had commenced an offering by the Partnership and Sunoco Finance Corp. of $500,000,000 aggregate principal of senior notes due 2021 (the “Notes Offering”). The Partnership also issued a press release announcing that it had upsized and priced the Notes Offering to $800,000,000 aggregate principal amount of 6.25% senior notes due 2021. A copy of each press release is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. These announcements do not constitute an offer to sell, or the solicitation of an offer to buy, the notes.

On March 31, 2016, as announced in the Partnership’s Current Report on Form 8-K filed on April 1, 2016, the Partnership completed its acquisition from ETP Retail Holdings, LLC of (a) 100% of the issued and outstanding membership interests in Sunoco Retail LLC (“SUN Retail”) and (b) the remaining 68.42% of the issued and outstanding membership interests of Sunoco, LLC. Certain information regarding SUN Retail and its assets and operations and the Partnership are set forth in Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 4, 2016, announcing the commencement of the Notes Offering.

99.2	Press Release, dated April 4, 2016, announcing the pricing of the Notes Offering.

99.3	Certain Information Regarding Sunoco Retail LLC and Sunoco LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: April 4, 2016	By:	/s/ Robert W. Owens
	Name:	Robert W. Owens
	Title:	President and Chief Executive Officer

SUNOCO LP

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 4, 2016, announcing the commencement of the Notes Offering.

99.2	Press Release, dated April 4, 2016, announcing the pricing of the Notes Offering.

99.3	Certain Information Regarding Sunoco Retail LLC and Sunoco LP.